      As filed with the Securities and Exchange Commission on June 26, 1998

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             CAM DATA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     95-3866450
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                         17520 NEWHOPE STREET, SUITE 100
                        FOUNTAIN VALLEY, CALIFORNIA 92708
                (Address of Principal Executive Office)(Zip Code)


                         AMENDED 1993 STOCK OPTION PLAN
                            (Full title of the plans)

                              JULIUS BLUMBERG, INC.
                                 62 WHITE STREET
                            NEW YORK, NEW YORK 10013
                     (Name and address of agent for service)

                                 (212) 431-5000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                   Proposed             Proposed
Title of                     Amount                maximum              maximum               Amount of
securities to                to be                 offering price       aggregate             registration
be registered                registered            per share (1)        offering price (1)    fee
-----------------------------------------------------------------------------------------------------------

Common Stock,                800,000(2)            $2.625                 $2,100,000           $636.36
$.001 par value
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and Rule 457(h), these prices were estimated solely for the purpose of calculating the registration fee and are based upon the average bid and asked price of the Common Stock on the over-the-counter market on June 24, 1998.

(2) 400,000 shares to be issued under the 1993 Stock Option Plan prior to its amendment have been previously registered.

================================================================================

                                     PART I


        In accordance with General Instruction E to Form S-8, Cam Data Systems, Inc. (the "Registrant") hereby incorporates by reference the contents of its Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on June 22, 1993 (File No. 33-64856).

                                     PART II


ITEM 8. EXHIBITS.

NO.                                 DESCRIPTION
---                                 -----------
4.1                   Amendment to 1993 Stock Option Plan, effective May 9, 1996 (incorporated by reference to the Registrant's Proxy Statement for its Annual Meeting of Shareholders, filed with the
                      Commission on March 18, 1996).

4.2                   Amendment to 1993 Stock Option Plan, effective May 8, 1997 (incorporated by reference to the Registrant's Proxy Statement for its Annual Meeting of Shareholders, filed with the
                      Commission on March 12, 1997).

4.3                   Amendment to 1993 Stock Option Plan, effective May 7, 1998 (incorporated by reference to the Registrant's Proxy Statement for its Annual Meeting of Shareholders filed with the
                      Commission on March 9, 1998).

5.1                   Opinion of Haddan & Zepfel LLP.

23.1                  Consent of Ernst & Young LLP.

23.2                  Consent of Haddan & Zepfel (contained in Exhibit 5.1).

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on June 26, 1998.

                                 CAM DATA SYSTEMS, INC.

                                 By:  s/Geoffrey D. Knapp
                                      ------------------------------------------
                                      Geoffrey D. Knapp, Chief Executive Officer
                                      (Principal Executive Officer)


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Cam Data Systems, Inc, do hereby constitute and appoint Geoffrey D. Knapp and Paul Caceres, or either of them,with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable said corporation to comply with the Securities Act of 1933, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated

Signatures                                     Title                              Date
----------                                     -----                              ----

s/Geoffrey D. Knapp                 Chief Executive Officer,                  June 26, 1998
--------------------------          Secretary, Chairman of the
Geoffrey D. Knapp                   Board of Directors
                                    (Principal Executive Officer)


s/David Frosh                       President, Director                       June 26, 1998
-----------------------------
David Frosh


s/Paul Caceres, Jr.                 Chief Financial Officer                   June 26, 1998
-----------------------------       (Principal Financial Officer)
Paul Caceres, Jr.                   (Principal Accounting Officer)


                                    Director                                  June 26, 1998
-----------------------------
Corley Phillips


                                    Director                                  June 26, 1998
-----------------------------
Fred Haney


s/Walter W. Straub                  Director                                  June 26, 1998
-----------------------------
Walter W. Straub

                                  EXHIBIT INDEX

EXHIBIT                                                                    SEQUENTIALLY
NUMBER     DESCRIPTION                                                     NUMBERED PAGE
------     -----------                                                     -------------

4.1        Amendment to 1993 Stock Option Plan, effective May 9,
           1996 (incorporated by reference to the Registrant's Proxy
           Statement for its Annual Meeting of Shareholders, filed with the Commission on March 18, 1996).

4.2        Amendment to 1993 Stock Option Plan, effective May 8,
           1997 (incorporated by referenced to the Registrant's Proxy
           Statement for its Annual Meeting of Shareholders, filed with the Commission on March 12, 1997).

4.3        Amendment to 1993 Stock Option Plan, effective May 7,
           1998 (incorporated by reference to the Registrant's Proxy
           Statement for its Annual Meeting of Shareholders filed with the Commission on March 9, 1998).

5.1        Opinion of Haddan & Zepfel LLP.

23.1       Consent of Ernst & Young LLP.

23.2       Consent of Haddan & Zepfel (contained in Exhibit 5.1).